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AGREEMENT FOR JOINT FILING

Advent VII L.P., Advent Atlantic and Pacific III L.P., and TA Investors LLC, hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of Private Business, Inc.

Dated:

ADVENT VII L.P.
By:  TA Associates VII L.P., its General Partner
By:  TA Associates, Inc. its Manager

By:
        Thomas P. Alber, Chief Financial Officer

ADVENT ATLANTIC & PACIFIC III L.P.
By:  TA Associates AAP III Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
        Thomas P. Alber, Chief Financial Officer

TA VENTURE INVESTORS LLC
By:

By:
        Thomas P. Alber, Chief Financial Officer